                                                                   EXHIBIT 3.1.2

                           CERTIFICATE OF AMENDMENT
                                      OF
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            PINNACLE HOLDINGS INC.

     Pinnacle Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST:  The name of the Corporation is Pinnacle Holdings Inc.

     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to delete ARTICLE FOUR thereof in its entirety and to insert in its place ARTICLE FOUR as set forth in Exhibit A attached hereto.
                                                    ---------

     THIRD: This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors of the Corporation and by the consent in writing, setting forth the action so taken, of the holders of a majority of all outstanding capital stock entitled to vote thereon, pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Pinnacle Holdings Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by its Secretary this ____ day of August, 1998.


                                                  PINNACLE HOLDINGS INC.


                                                  By:___________________________
                                                     Steven R. Day, Secretary

                                   EXHIBIT A

                                 ARTICLE FOUR
                                 ------------

                          PART A.  AUTHORIZED SHARES
                                   -----------------

          1.   NUMBER OF AUTHORIZED SHARES.
               ---------------------------

          1A.  PRIOR TO AUTOMATIC CONVERSION.  Prior to the automatic conversion
               -----------------------------
of shares of capital stock described in Section 2 of this Part A, the total number of shares of capital stock which the corporation has authority to issue is 105,494,150 shares, consisting of:

          a. 202,500 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common");
                 --------------

          b. 12,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common");
           --------------

          c. 64,884 shares of Class C Common Stock, par value $0.001 per share (the "Class C Common");
           --------------

          d. 40,000 shares of Class D Common Stock, par value $0.001 per share (the "Class D Common");
           --------------

          e. 174,766 shares of Class E Common Stock, par value $0.001 per share (the "Class E Common");
                 --------------

          f. 100,000,000 shares of Common Stock, par value $0.001 per share (the "New Common"); and
           ----------

          g. 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").
           ---------------

          Prior to the automatic conversion of shares of capital stock described in Section 2 of this Part A, the Class A Common, Class B Common, Class C Common, Class D Common and Class E Common are collectively referred to as the "Class
                                                                       -----
Common." The Class Common and the New Common are collectively referred to as the
------
"Common Stock". Shares of Common Stock will have the rights, preferences and
 ------------
limitations separately set forth below. Capitalized terms used but not otherwise defined in this Article Four are defined in Section 8 of Part C below.

          1B.  SUBSEQUENT TO AUTOMATIC CONVERSION.  Immediately subsequent to
               ----------------------------------
the automatic conversion of shares of capital stock described in Section 2 of this Part A, the total number of shares of capital stock which the corporation shall have authority to issue is 105,000,000 shares, consisting of:

          a. 100,000,000 shares of Common Stock, par value $0.001 per share (the "New Common"); and
           ----------

          b. 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").
           ---------------

          Immediately subsequent to the automatic conversion of shares of capital stock described in Section 2 of this Part A, the New Common will be referred to as the "Common Stock". Shares of Common Stock will have the rights,
                    ------------
preferences and limitations separately set forth below. Capitalized terms used but not otherwise defined in this Article Four are defined in Section 8 of Part C below.

          2.   AUTOMATIC CONVERSION OF SHARES.
               ------------------------------

          2A.  CONVERSION OF CLASS COMMON.  Effective immediately prior to the
               --------------------------
consummation of the closing of a firm underwritten public offering (the "IPO") pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of New Common by the corporation (the "IPO Effective Time"):

               A.   Class A Common.  Each outstanding share of Class A Common
                    --------------
                    shall be converted into (i) 72.7825668 shares of New Common and (ii) the right to receive from the Company out of its proceeds from the IPO the Unpaid Yield on such share of Class A Common as of such date and the Unpaid Preference Amount on such share of Class A Common as of such date.

               B.   Class B Common.  Each outstanding share of Class B Common
                    --------------
                    shall be converted into (i) 72.7825668 shares of New Common and (ii) the right to receive from the Company out of its proceeds from the IPO the Unpaid Preference Amount on such share of Class B Common as of such date.

               C.   Class C Common and Class D Common.  Each outstanding share
                    ---------------------------------
                    of Class D Common shall be converted into 1.6221 shares of Class C Common and, simultaneously therewith, each such share of Class C Common shall be converted into 72.7825668 shares of New Common.

               D.   Class E Common.  Each outstanding share of Class E Common
                    --------------
                    shall be converted into (i) 72.7825668 shares of New Common and (ii) the right to receive from the Company out of its proceeds from the IPO the Unpaid Preference Amount on such share of Class E Common as of such date.

          2B.  MECHANICS OF CONVERSION.  The outstanding shares of Class Common
               -----------------------
shall be converted into New Common automatically at the IPO Effective Time without any further action by the corporation, the holders of such shares or any other party and whether or not certificates representing such shares are surrendered to the corporation or its transfer agent, and provided further that the corporation shall not be obligated to issue certificates representing the shares of New Common issuable upon such conversion unless certificates evidencing such shares of Class Common are either delivered to the corporation or its transfer agent, duly endorsed, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificate. The corporation shall, as soon as practicable after such delivery or agreement and indemnification, issue and deliver to such holder of Class Common a certificate or certificates for the number of shares of New Common to which the holder shall be entitled (subject to reduction for shares of New Common sold by such holder in the IPO, if any) and, as soon as practicable following its receipt of proceeds from the IPO, the cash payments, if applicable, described above. Such conversion shall be deemed to have been made at the IPO Effective Time.

          2B.  STATUS OF CONVERTED STOCK.  In case any shares of Class Common
               -------------------------
are converted pursuant to this Section 2 of Part A, the shares so converted shall be cancelled and retired and shall not be reissued, and the corporation may from time to time take appropriate action, including the restatement and integration of the certificate of incorporation and renumbering of this Article Four in connection therewith upon adoption of such restatement by the board of directors without a vote of the stockholders, to reflect the corresponding reduction in the corporation's authorized capital stock.

          2C.  NO FRACTIONAL SHARES.  The corporation shall not be required to
               --------------------
issue fractional shares of New Common upon conversion of the Class Common. If more than one share of Class Common shall be surrendered for conversion at one time by the same holder, the number of full shares of New Common which shall be issuable upon the conversion of such shares of Class Common shall be computed on the basis of the aggregate number of shares of Class Common so surrendered. If any fraction of a share of New Common would, except for the provisions of this Section, be issuable on the conversion of any shares of Class Common, the number of shares of New Common to be issued shall be rounded to the nearest whole share.

                           PART B.  PREFERRED STOCK
                                    ---------------

          Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions of any such series (including, without limitation, voting rights and the limitation and exclusion of voting rights) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series after the issuance of shares of that series. If the number of shares of any series is so decreased, then the shares constituting such reduction will resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series. No share of any series of Preferred Stock will be sold or otherwise transferred (with or without consideration) to any individual if such transfer would result in the ownership by such individual in combination with four or fewer individuals (within the meaning of Section 542(a)(2) of the Code) of more than fifty percent of the aggregate value of all shares of all classes of capital stock of the corporation (the "Percentage Ownership Limit").
      --------------------------

                             PART C.  COMMON STOCK
                                      ------------

          Except as otherwise provided in this ARTICLE FOUR or as otherwise required by applicable law, all shares of Class A Common, Class B Common, Class C Common, Class D Common and Class E Common will be identical in all respects and will entitle the holders of such shares to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     Except as otherwise required by applicable law, all shares of New Common will be identical in all respects and will entitle the holders of such shares to the same rights and privileges.

          1.   VOTING RIGHTS.  If there are any shares of Class Common issued
               -------------
and outstanding, then except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Class A Common, Class B Common, Class C Common, Class D Common and Class E Common, as a single combined class, will be entitled to vote in the election of directors and on all other matters submitted to a vote of the corporation's stockholders, with each holder of Class A Common, Class B Common, Class C Common and Class E Common being entitled to a number of votes equal to the number of Units assigned to the shares of Class A Common, Class B Common, Class C Common and Class E Common held by such holder, and with each holder of Class D Common being entitled to a number of votes equal to the number of Units assigned to the shares of Class C Common which would be issued upon the conversion of the shares of Class D Common held by such holder pursuant to Section 3 of this Part C if the record date for such vote were the Conversion Date.

     If there are no shares of Class Common issued and outstanding, then except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Common Stock will be entitled to vote in the election of directors and on all other matters submitted to a vote of the corporation's stockholders, with each holder of Common Stock being entitled to one vote for each share Common Stock held by such holder.

          2.   DISTRIBUTIONS.   If there are no shares of Class Common issued
               -------------
and outstanding, then subject to any right of any holder of Preferred Stock to receive any amount of any Distribution, the holders of Common Stock will be entitled to receive any Distribution ratably among such holders on the basis of the number of shares of Common Stock held by such holders.

     If there are any shares of Class Common issued and outstanding, then subject to any right of any holder of Preferred Stock to receive any amount of any Distribution, each Distribution will be made to the holders of Class A Common, Class B Common, Class C Common, Class D Common and Class E Common in the following priority:

          2A.  SENIOR YIELD.  First, to the holders of Class A Common, as a
               ------------
separate class, in an amount up to the aggregate Unpaid Yield on the outstanding shares of Class A Common immediately prior to such Distribution. Any amount paid to the holders of Class A Common pursuant to this paragraph 2A will be paid pro rata among the holders of Class A Common based upon the aggregate amount of the Unpaid Yield on the shares of Class A Common held by them immediately prior to such Distribution. No Distribution will be made under any of paragraphs 2B through 2F unless the amount of the Unpaid Yield on each outstanding share of Class A Common is equal to zero. Any Distribution made pursuant to this paragraph 2A will be treated for purposes of determining whether all required Distributions have been made under this Section 2A as a payment of the Yield on the Class A Common.

          2B.  SENIOR PREFERENCE AMOUNT.  Second, to the holders of Class A
               ------------------------
Common, as a separate class, in an amount up to the aggregate Unpaid Preference Amount for the outstanding shares of Class A Common immediately prior to such Distribution. Any amount paid pursuant to this paragraph 2B will be paid pro rata among the holders of Class A Common based upon the aggregate amount of the Unpaid Preference Amount for the shares of Class A Common held by them immediately prior to such Distribution. No Distribution will be made under any of paragraphs 2C through 2F unless the amount of the Unpaid Preference Amount for each outstanding share of Class A Common is equal to zero. Any Distribution made pursuant to this paragraph 2B will be treated for purposes of determining whether all required Distributions have been made pursuant to this Section 2B as a payment of the Preference Amount for the Class A Common.

          2C.  MEZZANINE PREFERENCE AMOUNT.  Third, to the holders of Class E
               ---------------------------
Common, as a separate class, in an amount up to the aggregate Unpaid Preference Amount for the outstanding shares of Class E Common immediately prior to such Distribution. Any amount paid to the holders of class E Common pursuant to this paragraph 2C will be paid pro rata among the holders of Class E Common based upon the aggregate amount of the Unpaid Preference Amount for the shares of Class E Common held by them immediately prior to such Distribution. No Distribution will be made under any of paragraphs 2D through 2F unless the amount of the Unpaid

Preference Amount for each outstanding share of Class E Common is equal to zero. Any Distribution made pursuant to this paragraph 2C will be treated for purposes of determining whether all required Distributions have been made pursuant to this Section 2C as a payment of the Preference Amount for the Class E Common.

          2D.  JUNIOR YIELD.  Fourth, to the holders of Class B Common, as a
               ------------
separate class, in an amount up to the aggregate Unpaid Yield on the outstanding shares of Class B Common immediately prior to such Distribution. Any amount paid pursuant to this paragraph 2D will be paid pro rata among holders of Class B Common based upon the aggregate amount of the Unpaid Yield on the shares of Class B Common held by them immediately prior to such Distribution. No Distribution will be made under paragraph 2E or 2F unless the amount of the Unpaid Yield on each outstanding share of Class B Common is equal to zero. Any Distribution made pursuant to this paragraph 2D will constitute a payment of the Yield on the Class B Common.

          2E.  JUNIOR PREFERENCE AMOUNT.  Fifth, to the holders of Class B
               ------------------------
Common, as a separate class, in an amount up to the aggregate Unpaid Preference Amount for the outstanding shares of Class B Common immediately prior to such Distribution. Any amount paid pursuant to this paragraph 2E will be paid pro rata among the holders of Class B Common based upon the aggregate amount of the Unpaid Preference Amount for the shares of Class B Common held by them immediately prior to such Distribution. No Distribution will be made under paragraph 2F unless the amount of the Unpaid Preference Amount for each outstanding share of Class B Common is equal to zero. Any Distribution made pursuant to this paragraph 2E will constitute a payment of the Preference Amount for the Class B Common.

          2F.  ALL COMMON.  After the required amounts (if any) of the
               ----------
Distribution have been made pursuant to each of paragraphs 2A through 2E, the holders of Class A Common, Class B Common, Class C Common, Class D Common and Class E Common, as a single combined class, will be entitled to receive the remaining portion of such Distribution, ratably among such holders on the following basis: for any holder of Class A Common, Class B Common, Class C Common or Class E Common, on the basis of the number of Units assigned to the shares of Class A Common, Class B Common, Class C Common and Class E Common held by such holder immediately prior to such Distribution, and for any holder of Class D Common, on the basis of the number of Units assigned to the shares of Class C Common which would be issued upon the conversion of the shares of Class D Common held by such holder pursuant to Section 3 of this Part C if the record date for such Distribution were the Conversion Date.

          3.  CONVERSION OF CLASS D COMMON AND UNIT DETERMINATIONS.  The
              ----------------------------------------------------
following provisions shall apply if there are any shares of Class Common issued and outstanding:

          3A.  CONVERSION OF CLASS D COMMON.  On and after the Conversion Date,
               ----------------------------
the holders of Class D Common will be entitled to convert shares of Class D Common into shares of Class C Common in accordance with this Section 3. The number of shares of Class C Common issuable upon the conversion of all Class D Common outstanding on the Conversion Date will be 53,625, and such shares of Class C Common will be issued upon such conversion to the holders of Class D Common pro rata according to the number of shares of Class D Common held by them at the close of business on the Conversion Date.

          3B.  CONVERSION PROCEDURE.  Each conversion of shares of Class D
               --------------------
Common into shares of Class C Common will be effected by the surrender of the certificate or certificates representing the shares of Class D Common to be converted at the principal office of the corporation at any time during normal business hours, together with a written notice by the holder of such Class D Common stating that such holder desires to convert the shares of Class D Common represented by such certificate or certificates into shares of Class C Common. Each such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received (or, if later, at the close of business on the Conversion Date), and at such effective time the rights of the holder of the converted Class D Common as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class C Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class C Common to be represented by such certificate(s). Promptly after such effective time, the corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class C Common issuable upon such conversion. The corporation will at all times reserve and keep available out of its authorized but unissued shares of Class C Common, solely for the purpose of issuance upon the conversion of the Class D Common, such number of shares of Class C Common issuable upon the conversion of all outstanding Class D Common. All shares of Class C Common which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The corporation will take all reasonable actions which may be necessary and which may be within the corporation's control to assure that all such shares of Class C Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class C Common may be listed (except for official notice of issuance which will be immediately transmitted by the corporation upon issuance). The corporation will not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of Class D Common in accordance with this Section 3.

          3C.  DETERMINATION OF CLASS C COMMON UNITS. The number of Units
               -------------------------------------
assigned to each share of Class C Common will be 1.0, increased by the sum of:

          A. 0.000000512447552448 multiplied by the lesser of (1) the number of shares of Class E Common outstanding at the time of determination and (2) 100,000; plus
                                              ----

          B. 0.00000212289044289 multiplied by the lesser of (1) the number of shares of Class E Common outstanding at the time of determination in excess of 100,000 shares, if any, and (2) 100,000; plus
                                                                     ----

          C. 0.00000304839160839 multiplied by the lesser of (1) the number of shares of Class E Common outstanding at the time of determination in excess of 200,000, if any, and (2) 100,000.

          4.   STOCK SPLITS AND STOCK DIVIDENDS.  If there are any shares of
               --------------------------------
Class Common issued and outstanding, the corporation will not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding Common Stock of one class unless the outstanding Common Stock of all the other classes will be proportionately subdivided or combined. All such subdivisions will be payable only in Class A Common to the holders of Class A Common, in Class B Common only to the holders of Class B Common, in Class C Common only to the holders of Class C Common, in Class D Common only to the holders of Class D Common and in Class E Common only to the holders of Class E Common.

          5.   TRANSFER OF COMMON STOCK.
               ------------------------

          5A.  TRANSFER RESTRICTIONS.  Inasmuch as it is the intention of the
               ---------------------
corporation and its stockholders that the corporation satisfy the provisions of the Code relating to qualification of the corporation as a "real estate investment trust," particularly Section 856(a)(5) of the Code, no holder of any share of any class of Common Stock may transfer any such share or any interest therein to any other individual, firm, corporation, entity or other person if, as a result of such transfer, either (i) beneficial ownership of all shares of all classes of Common Stock would be held by less than 100 persons (the "Aggregate Ownership Limit"), if beneficial ownership of all shares of all
 -------------------------
classes of Common Stock was held by 100 or more persons prior to such transfer, or (ii) a violation of the Percentage Ownership Limit (as defined in Part B) would occur.

          5B.  REGISTRATION OF TRANSFERS.  The corporation will keep at its
               -------------------------
principal office (or such other place as the corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender at such place of any certificate representing shares of any class of Common Stock with respect to all of which a transfer would satisfy all requirements of paragraph 5A of this Part C, the corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the class represented by the surrendered certificate, and the corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate (so long as the requirements of this paragraph 5B and paragraph 5A of this Part C are otherwise satisfied with respect to the Common Stock represented by such certificate) and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such issuance.

          6.   REPLACEMENT.  Upon receipt of evidence reasonably satisfactory to
               -----------
the corporation (an affidavit of the registered holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation (provided that if the holder is a financial institution or other institutional investor then its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          7.   AMENDMENT AND WAIVER.  If there are any shares of Class Common
               --------------------
issued and outstanding, then no amendment or waiver of any provision of this Part C will be effective without the prior approval of the holders of a majority of the votes entitled to be cast by the holders of Common Stock, as described in
Section 1 of this Part C.

          8.   DEFINITIONS.  As used in this Part C and in the following Part D,
               -----------
the following terms will have the following respective meanings:

          "CODE" means the Internal Revenue Code of 1986, as in effect from time
           ----
to time.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of
           ----------------------
the date of the initial issuance of Common Stock among the corporation, Pinnacle Towers Inc., ABRY Broadcast Partners II, L.P., Michael D. Craig, the Gardere & Wynne Savings and Retirement Plan Trust for the Benefit of Michael D. Craig, James M. Dell'Apa and Robert J. Wolsey, as such Agreement has been and is in effect from time to time.

          "CONVERSION DATE" has the meaning assigned to that term in the Second
           ---------------
Amended and Restated Subscription and Stockholders Agreement dated as of May 16, 1996 among the corporation, Pinnacle Towers Inc., ABRY Broadcast Partners II, L.P.,

Michael D. Craig, the Gardere & Wynne Savings and Retirement Plan Trust for the Benefit of Michael D. Craig, James M. Dell'Apa and Robert J. Wolsey, as such Agreement has been and is in effect from time to time.

          "DISTRIBUTION" means each distribution made by the corporation to
           ------------
holders of Common Stock, whether in cash, property, or securities of the corporation and whether by dividend, liquidation distribution or otherwise; provided that none of the following will be a Distribution: (a) any redemption
--------
or repurchase by the corporation of any shares of Class B Common, Class C Common or Class D Common for any reason, (b) any recapitalization or exchange of any shares of Common Stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by reverse stock split or otherwise) of any outstanding shares of Common Stock, (c) the consolidation or merger of the corporation into or with any other entity or entities, nor the sale or transfer by the corporation of all or any part of its assets, nor the reduction of the capital stock of the corporation, or (d) a change in the number of Units in respect of shares of Class C Common.

          "UNIT" means the right to vote pursuant to paragraph 1 of this Part C
           ----
and the right to participate in Distributions pursuant to paragraph 2F of this Part C and the number of Units per share of Common Stock shall be 1.0, except, in the case of Class C Common, as adjusted pursuant to paragraph 3C of this Part C.

          "UNPAID PREFERENCE AMOUNT" for any share of Class A Common, Class B
           ------------------------
Common or Class E Common means $100.00 (in each case, as such amount is proportionately reduced to reflect any split or subdivision of the Class A Common, Class B Common or Class E Common and proportionately increased to reflect any reverse split or combination of the Class A Common, Class B Common or Class E Common), reduced by the aggregate amount of all Distributions made in
                    ----------
respect of such share pursuant to paragraphs 2B, 2C or 2E, respectively, of this Part C.

          "UNPAID YIELD" for any share of Class A Common or Class B Common means
           ------------
an amount equal to the excess, if any, of (a) the aggregate Yield accrued on
                   ----------  ------
such share over (b) the aggregate amount of Distributions made by the
           ----
corporation in respect of such share pursuant to paragraph 2A or paragraph 2D of this Part C.

          "YIELD" for any outstanding share of Class A Common or Class B Common
           -----
on any date means the amount accruing daily on the Unpaid Preference Amount for such share from time to time from the date of its issuance through and including June 30, 1997, at the rate of 15% per annum, compounded annually, taking into account the amount and timing of all Distributions in respect of such share pursuant to paragraph 2B or paragraph 2E of this Part C; provided that, for
                                                         --------
purposes of determining the amount of the Yield thereon, each share of Class A Common or Class B Common issued pursuant to the Contribution Agreement will be deemed to have been issued on May 3, 1995.

                       PART D.   UNAUTHORIZED TRANSFERS
                                 ----------------------

          1.   EFFECT OF UNAUTHORIZED TRANSFERS. Any transfer of any share of
              --------------------------------
any class of capital stock of the corporation in violation of the Percentage Ownership Limit, the Aggregate Ownership Limit, and/or any other restriction or requirement specified in this Article Four (a "Purported Transfer") will be void
                                               ------------------
and of no legal effect. Any Purported Transfer will cause (without action on the part of the corporation, the transferee (the "Prohibited Transferee"), or the
                                              ---------------------
transferor) all shares (or interests therein) involved in such Purported Transfer to be transferred to the corporation, as trustee (in such capacity, the "Trustee") in trust for the exclusive benefit of one or more organizations
 -------
described in Section 501(c)(3) of the Code (the "Charitable Beneficiaries"). The
                                                 ------------------------
Trustee will be deemed to own such shares for the benefit of the Charitable Beneficiaries on the day prior to the date of the Purported Transfer. Any dividends or distributions paid by the corporation to the Purported Transferee prior to discovery of a Purported Transfer will be disgorged and repaid to the corporation, as Trustee, by the Prohibited Transferee. Any dividend declared after a Purported Transfer but unpaid will be rescinded as void ab initio with respect to the Prohibited Transferee. Any dividends so disgorged or rescinded will then be paid over to the Trustee and held in trust for the Charitable Beneficiaries. Any vote taken by a Prohibited Transferee prior to the discovery by the corporation of a Purported Transfer will be rescinded as void ab initio. With respect to the shares involved in the Purported Transfer, the Trustee will be deemed to have an irrevocable proxy to vote such shares for the benefit of the Charitable Beneficiaries.

          2.   NOTIFICATION OF PROPOSED TRANSFERS.  In order that the
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corporation may enforce the Aggregate Ownership Limit and the Percentage
Ownership Limit, no share of any class or series of capital stock of the corporation will be transferrable by the holder thereof unless, not less than 30 days prior to any such proposed transfer, the holder of any and all shares proposed to be transferred ("Transferred Shares") delivers to the corporation
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written notice of its intention to effect such a transfer, provided, however, that this Section 2 of Part D shall automatically terminate at the IPO Effective Time.

          3.   LEGEND.  Each certificate for shares of capital stock of the
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corporation shall bear substantially the following legend:

     "The shares represented by this certificate are subject to restriction on transfer and ownership for the purpose of the corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the corporation's certificate of incorporation, as amended, any transfer of any share of capital stock of the corporation will be void and of no legal effect if such transfer would result in (i) the ownership by five or fewer individuals of more than fifty percent of the aggregate value of all shares of capital stock of the corporation or (ii) beneficial ownership of all shares of common stock would be held by less than 100 persons. Any shares of capital stock purported to be transferred in violation of these restrictions will be automatically transferred to the corporation, as trustee, for the benefit of one or more charitable beneficiaries. A copy of the corporation's certificate of incorporation, as amended, including the foregoing restrictions on transfer, will be sent without charge to each stockholder who so requests."